EXHIBIT 23.2

Ref.: 2994.17229

March 18, 2009

Consent of Independent Engineers

We refer to our report entitled “Evaluation of the P&NG Reserves of Advantage Energy Income Fund (As of December 31, 2008)”, dated February 25, 2009 (the “Report”).

We hereby consent to the use of our name and references to excerpts from the Report in the Annual Report on Form 40-F of Advantage Energy Income Fund for the year ended December 31, 2008.

Sincerely,

SPROULE ASSOCIATES LIMITED

By:	/s/Cameron P. Six, P. Eng
Name: Cameron P. Six, P. Eng Title: Manager, Engineering

CPS:dmm